Exhibit 99.1

Contacts:

Richard D. Katz, M.D. EVP, Finance and Corporate Development; Chief Financial Officer Icagen, Inc.	Stephanie Marks Lazar Partners, Ltd.

(919) 941-5206	(212) 867-1762
rkatz@icagen.com	smarks@lazarpartners.com

ICAGEN PROVIDES UPDATE ON ICA-105665 AND CURRENT FOCUS

RESEARCH TRIANGLE PARK, NC, October 1, 2010 – Icagen, Inc. (NASDAQ: ICGND) today provided an update on the status of the clinical development program for ICA-105665. As previously reported, the Company recently suspended enrollment in the photosensitivity study of ICA-105665. As expected, the Company has received notification from the FDA that the IND for ICA-105665 will be placed on clinical hold while final data is being reviewed and next steps are being discussed with the FDA.

Also as previously reported, the Company has completed the conduct of the multiple ascending dose study in healthy volunteers at daily doses of 500mg and 600mg for a period of seven days. There have been no serious adverse events noted, pending a final review of laboratory data. Analyses of the complete data set from both studies are ongoing.

The Company is focusing the majority of its resources upon its recently renewed collaboration with Pfizer targeting certain sodium channels, including Nav1.7, for the treatment of pain, and its research program targeting TRPA1 for the treatment of pain and inflammation.

About Icagen

Icagen, Inc. is a biopharmaceutical company based in Research Triangle Park, North Carolina, focused on the discovery, development and commercialization of novel orally-administered small molecule drugs that modulate ion channel targets. Utilizing its proprietary know-how and integrated scientific and drug development capabilities, Icagen has identified multiple drug candidates that modulate ion channels. The Company is conducting research and development activities in a number of disease areas, including epilepsy, pain and inflammation. The Company has a clinical stage program in epilepsy and pain. To learn more about Icagen, please visit our website at www.icagen.com.

Forward Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,”

“expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption “Risk Factors” in Icagen’s most recent Quarterly Report on Form 10-Q, filed with the SEC on August 12, 2010. These risk factors include risks as to Icagen’s lack of liquidity and substantial doubt about Icagen’s ability to continue as a “going concern;” Icagen’s ability to raise additional funding; Icagen’s history of net losses and how long Icagen will be able to operate on its existing capital resources; general economic and financial market conditions; Icagen’s ability to maintain compliance with NASDAQ’s continued listing requirements; whether Icagen’s product candidates will advance in the clinical trials process; the timing of such clinical trials; whether the results obtained in preliminary studies will be indicative of results obtained in clinical trials; whether the clinical trial results will warrant continued product development; whether and when, if at all, Icagen’s product candidates, including ICA-105665 and Icagen’s other lead compounds for epilepsy and pain, will receive approval from the U.S. Food and Drug Administration or equivalent regulatory agencies, and for which indications, and if such product candidates receive approval, whether such products will be successfully marketed; and Icagen’s dependence on third parties, including manufacturers, suppliers and collaborators. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

###